SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) February 15, 2001

                   CE Casecnan Water and Energy Company, Inc.

             (Exact name of registrant as specified in its charter)

Republic of the Philippines          333-608              (not applicable)
---------------------------          -------              ----------------
(State or other jurisdiction       (Commission            (IRS Employer
 of incorporation)                 File Number)           Identification No.)


        6750 Ayala Avenue, 24th Floor, Makati, Metro Manila, Philippines
        -----------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                             Steven A. McArthur Esq.
                   CE Casecnan Water and Energy Company, Inc.
                     c/o MidAmerican Energy Holdings Company
                        302 South 36th Street, Suite 400
                                 Omaha, NE 68131
                                 (402) 341-4500
             ----------------------------------------------------
   (Name, address, including zip code, and phone number, including area code, of United States agent for service)

       Registrant's Telephone Number, including area code: (402) 341-4500
                                                          ----------------

                                       N/A
               ------------------------------------------------
          (Former name or former address, if changed since last report

Item 5.  Other Events.

         CE Casecnan Water and Energy Company, Inc. ("CE Casecnan") reports that on February 9, 2001, Standard & Poor's placed its BB+ rating on CE Casecnan's $371.5 million Senior Secured Notes on Credit Watch with negative implications following CE Casecnan's announcement that its turnkey construction contractor provided a new schedule for the Casecnan Project which extends the expected Substantial Completion Date for the Casecnan Project to August 31, 2001. On February 13, 2001 Moody's Investors Services, Inc. similarly announced it had placed CE Casecnan's Ba2 rating on such notes on review for possible downgrade. The Casecnan Project is a combined irrigation and 150 net MW hydroelectric power generation project located in the central part of the island of Luzon in the Republic of the Philippines . Accordingly, the Casecnan Project is now expected to become operational in the third quarter of 2001. In connection with the new schedule, the ultimate parent company of CE Casecnan has agreed to make available up to $11.6 million of additional equity pursuant to the Shareholder Support Letter, dated February 8, 2001. Taking into account the Shareholder
Support Letter, CE Casecnan believes the funds available to it are reasonably expected to be sufficient to fund the costs of reaching completion.

         Certain information included in this report contains forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995 ("Reform Act"). Such statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause the actual results and performance of the Registrants to differ materially from any expected future results or performance, expressed or implied, by the forward-looking statements including expectations regarding the future results of operations of Registrants. In connection with the safe harbor provisions of the Reform Act, the Registrants have identified important factors that could cause actual results to differ materially from such expectations, including development and construction uncertainty, operating uncertainty, acquisition uncertainty, uncertainties relating to geothermal resources, uncertainties relating to economic and political conditions and uncertainties regarding the impact of regulations, changes in government policy, industry deregulation and competition. Reference is made to all of the Registrants' SEC Filings, incorporated herein by reference, for a description of such factors. The Registrants assume no responsibility to update forward-looking information contained herein.

Item 7.  Financial Statements and Exhibits.

Exhibit No. 1:  Standard & Poor's Press Release dated February 9, 2001

Exhibit No. 2:  Moody's Investors Service Press Release dated February 13, 2001

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     CE Casecnan Water and Energy Company, Inc.



                                     By:      \s\ Douglas L. Anderson
                                          ---------------------------------
                                              Douglas L. Anderson
                                              Vice President

Dated:  February 15, 2001

Exhibit 1:

NEW YORK (Standard & Poor's CreditWire) Feb. 9, 2001--Standard & Poor's today placed its double-`B'-plus rating on CE Casecnan Water and Energy Co. Inc.'s (Casecnan) US$371.5 million senior secured notes on CreditWatch with negative implications. This follows the project company's announcement yesterday that a December 2000 collapse of the partially completed vertical surge shaft cannot be repaired prior to the March 31, 2000, scheduled completion date and that the project will have to drill a replacement surge shaft. As a result, (corporate credit rating triple-`B'-minus/stable/--), the project's 70% owner, expects that the work will cause a five-month delay in completion with a new startup date of Aug. 31, 2001. Although MidAmerican has agreed to provide additional cash equity of $US11.6 million, Standard & Poor's is concerned about Casecnan's weakening liquidity position, the lack of any meaningful cushion at start-up, and the continuing construction delays.

         Casecnan is a combination water and 150 MW hydroelectric power project, which has been under construction on the island of Luzon in the Philippines since late 1995.

         The collapse of the vertical surge shaft was due to a geologic fault proximately located to the shaft. Although the project company studied and evaluated the option of repairing and completing the surge shaft, the project's contractor has chosen instead to excavate a new 550-meter tunnel and a new 140-meter vertical shaft. Repairing the original shaft is not practical for timing and economic reasons. The independent engineer, Stone & Webster Consultants Inc., has reviewed the revised construction schedule and budget and has opined that both support the Aug. 31, 2001, revised completion date. In addition, the remaining construction funds of approximately US$47.3 million plus up to approximately US$11.6 million of additional funds from MidAmerican are reasonably sufficient to complete the project. Specifically, the MidAmerican equity support is for up to US$4.6 million of debt service payments on May 15, 2001, and up to US$7.0 million for construction and start-up operating costs prior to Sept. 1, 2001.

         Standard & Poor's will be discussing the recent developments further with the company and the relevant parties in the near term, after which the existing rating will be reviewed. A rating downgrade could result if Standard & Poor's finds that the construction progress and forecast liquidity do not support the double-`B'-plus rating. -- CreditWire

ON CREDITWATCH NEGATIVE
CE Casecnan Water and Energy Co. Inc.
US$371.5 mil senior secured notes         BB+

Exhibit 2:

MOODY'S PLACES Ba2 DEBT RATING OF CE CASECNAN WATER AND ENERGY CO, INC ON REVIEW FOR POSSIBLE DOWNGRADE

Moody's Investors Service has placed the Ba2 rating of CE Casecnan Water and Energy Co., Inc' s (CE) USD371.5 million senior secured notes on review for possible downgrade. Moody's says the review is in response to the company's announcement of a further delay of five months in the scheduled completion date of the project to August 31, 2001. The rating action reflects Moody's concerns regarding the continuing construction delays , which have put pressure on the liquidity of the project and may continue to do so. This is despite the USD11.6 million additional equity support from the project's 70% shareholder - MidAmerican Energy Holdings Company (MidAmerican).

Moody's does regard the additional financial support from MidAmerican as a positive indication of its commitment to the project, but is concerned with the repeated failure of the project to achieve important project milestones. In Moody's opinion, the project has little financial cushion against any further delays. The independent engineer, Stone & Webster, has opined on the reasonableness of the revised schedule and budget. Pending further detailed information from the independent engineer on the progress of the project, it remains uncertain to the agency the extent of further possible financial impact should project completion go beyond the revised completion date of August 31, 2001. In its review, Moody's will discuss the future development of the project with the company and the relevant parties in further detail.

The further delay of the completion of the project to August 31, 2001 (from March 31, 2001) is due in large part to the collapse of a partially completed vertical surge shaft in December 2000. The contractor has determined that a new replacement shaft can be constructed more efficiently than repairing the original surge shaft. MidAmerican has agreed to provide additional equity to the project of up to USD11.6 million, of which up to USD4.6 million is to support the shortfall of the project's debt repayments in May 2001, and the remaining USD7 million is for construction and start-up operating costs prior to September 1, 2001.

CE Casecnan is a privately-held Philippines corporation formed in 1994 to develop, construct, own and operate a multipurpose irrigation and hydroelectric power facility (150 MW) located on the island of Luzon in the Philippines. The company is a subsidiary of California Energy International, a subsidiary of MidAmerican Energy Holdings Company (rated Baa3), headquartered in Des Moines, Iowa.